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                                                                    Exhibit 99.2

                  RBC CENTURA TO ACQUIRE EAGLE BANCSHARES, INC.

           PROVIDES IMMEDIATE FOOTPRINT IN FAST GROWING ATLANTA MARKET

ROCKY MOUNT, N.C., MARCH 26, 2002-- RBC Centura Banks, Inc., a wholly owned subsidiary of Royal Bank of Canada (TSE, NYSE: RY), and Eagle Bancshares, Inc., (NASDAQ:EBSI, AMEX: EBS.Pr) today announced that they have signed a definitive merger agreement pursuant to which RBC Centura will acquire Eagle Bancshares.

         The terms of the agreement provide that, upon closing, each share of Eagle Bancshares, Inc. common stock shall be converted into the right to receive US$26. The estimated value of the transaction is approximately US$153 million. The acquisition is subject to customary closing conditions, including approval by U.S. and Canadian regulators and by a majority of the shareholders of Eagle Bancshares, Inc. The transaction is expected to be completed by July 31, 2002.

         Eagle Bancshares, headquartered in Atlanta, Georgia, has 283 employees, approximately 90,000 accounts and assets of US$1.1 billion. It owns and operates Tucker Federal Bank, the 10th largest bank in metropolitan Atlanta in terms of deposit market share. Tucker Federal Bank's distribution channels include 14 branch locations, as well as ATM, telephone and Internet banking. Following completion of the transaction, Eagle Bancshares, Inc. and its subsidiaries will be merged with and operate under the RBC Centura brand name.

         "The acquisition of Eagle Bancshares is another step in our North American growth strategy," stated Jim Rager, vice-chairman of RBC Financial Group and head of RBC Banking, the firm's personal and commercial banking division. "Eagle provides further geographic diversification for RBC Centura and enables us to gain a footprint in Atlanta, one of the fastest growing markets in the United States."

         "Tucker Federal Bank, the principal subsidiary of Eagle Bancshares, has been in business since 1956," said C. Jere Sechler, chairman of Eagle's Board of Directors. "We have developed strong relationships with our communities, customers and employees. We believe this merger with RBC Centura will serve to augment those relationships." Sechler added "this business combination will allow our customers to have access to a much broader array of products and services. RBC Financial Group's reputation of meeting customer needs, involvement in their communities and their focus on employees speaks well for the future success of this transaction."

          "Eagle Bancshares and the Tucker Federal Bank network provides us with a meaningful presence in a high growth market where we currently have limited distribution", said Kel Landis, CEO of RBC Centura. "Tucker Federal Bank's strong community banking foundation, coupled with the strengths and capabilities of RBC Centura and RBC Financial Group, provide a solid growth platform."

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         The acquisition of Eagle Bancshares extends RBC Financial Group's growing U.S. financial services platform. In addition to RBC Centura, RBC's U.S. operations include: RBC Dain Rauscher, a full-service securities firm based in Minneapolis; RBC Capital Markets, with corporate and investment banking operations in New York, Minneapolis, Greenwich and other select U.S. locations; RBC Prism Mortgage Company, a Chicago-based retail mortgage originator; RBC Builder Finance Group, a Houston-based homebuilder and developer division of RBC Prism with nationwide reach; and RBC Liberty Insurance and RBC Liberty Insurance Services of Greenville, S.C., a life and health insurance company and a full-service administration company.

ABOUT EAGLE BANCSHARES
         Eagle Bancshares, Inc. is a unitary thrift holding company located in metropolitan Atlanta. The Company is engaged in three lines of business: community banking, mezzanine financing and real estate development and sales. Its community banking operation, Tucker Federal Bank, has 14 branch offices in metropolitan Atlanta and offers a full range of banking products via the Internet at www.justrightbank.com. The company's common stock trades on Nasdaq under the symbol EBSI, and its preferred stock trades on the AMEX under the symbol EBS.Pr. For further information about Eagle Bancshares, Inc., visit www.eaglebancshares.com.

ABOUT RBC CENTURA
         RBC Centura delivers a wide range of financial services and advice, including a complete line of banking, investment, insurance, leasing and asset management services, to individuals and businesses in North Carolina, South Carolina and Virginia. RBC Centura's multifaceted customer access network includes more than 240 full-service financial offices, an extensive ATM network, telephone and Internet banking. RBC Centura is a brand name used by RBC Centura Banks, Inc., a wholly-owned subsidiary of Royal Bank of Canada (NYSE, TSE: RY). Additional information may be found at www.rbccentura.com.

ABOUT RBC

            Royal Bank of Canada (TSE, NYSE: RY) uses the initials RBC as a prefix for its businesses and operating subsidiaries, which operate under the master brand name of RBC Financial Group. Royal Bank of Canada is Canada's largest financial institution as measured by market capitalization and assets, and is one of North America's leading diversified financial services companies. It provides personal and commercial banking, wealth management services, insurance, corporate and investment banking, and transaction processing services on a global basis. RBC employs 60,000 people who serve more than 12 million personal, business and public sector customers in North America and in some 30 countries around the world. For more information, please visit www.rbc.com.

MEDIA CONTACTS:
Rocky Mount       Verna Gessaman    (252) 904-9441   RBC Centura
Toronto           Beja Rodeck       (416) 974-5506   RBC Financial Group
Atlanta           Sheila E. Ray     (770) 908-6470   Eagle Bancshares, Inc.




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INVESTOR CONTACTS:
Nabanita Merchant, SVP, Investor Relations, RBC Financial Group (416) 955-7803 Cynthia Li, Manager, Investor Relations, RBC Financial Group, (416) 955-7808 Sheila E. Ray, Chief Financial Officer, Eagle Bancshares, Inc. (770) 908-6470 For general investor relations information please visit:
www.rbc.com/investorrelations


ACCESS TO CONFERENCE CALL:
Interested investors and media representatives can listen to the telephone conference call with analysts and institutional investors. Jim Rager, vice-chairman of RBC Financial Group and head of RBC Banking, Peter Currie, vice-chairman and chief financial officer, Royal Bank of Canada, and Kel Landis, chief executive officer, RBC Centura Banks, Inc., will participate.

The conference call is scheduled for Wednesday, March 27, 2002 from 11:00-11:30 a.m. (EST) and can be accessed on a listen-only basis:
o Via an audio webcast at:
  www.royalbank.com/investorrelation/conference.html
o Via telephone at: 1-888-617-9296.  Please call between 10:50 and 10:58 a.m.
  (EST).

A recording of the conference call can be accessed after 1:00 p.m. (EST) on March 27:
o Via archived audio webcast until April 19, 2002 at:
  www.royalbank.com/investorrelation/conference.html
o Via recorded telephone call until midnight April 19, 2002 at: 1-800-558-5253 and by entering the reservation number 20480056.

A slide presentation available at
www.royalbank.com/investorrelation/invpres.html will be referred to during the analyst call.

FORWARD LOOKING STATEMENTS
This news release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward-looking statements. Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that regulatory approvals will not be obtained, that the shareholders of Eagle Bancshares, Inc. will not approve the merger, or that other closing conditions will not be satisfied.

Statements regarding the expected benefits of the transaction are subject to the following risks, among others: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased competition and its effect on the combined company; the general economic conditions, either nationally or in the states in which the combined company will be doing business, will be less favorable than expected; the general risks associated with the company's business; and that legislation or regulatory changes adversely affect the businesses in which the combined company would engage.

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